UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2009
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1350 E. Newport Center Drive, Suite 201
Deerfield Beach, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement
The Merger
     On September 28, 2009, Sunair Services Corporation (the “Company”), Massey Services, Inc. (“Massey) and Buyer Acquisition Company, Inc., a wholly-owned subsidiary of Massey (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, the Company will become a wholly-owned subsidiary of Massey (the “Merger”), and all outstanding shares of common stock of the Company (other than shares held by the Massey, Merger Sub or their affiliates) will be converted into the right to receive an amount per share in cash of $2.75.
     The Company agreed to call and hold a special shareholder meeting as soon as reasonably practical for the purpose of voting on the approval of the Merger Agreement. Consummation of the Merger is subject to customary conditions, including, among other things, (a) approval of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock, (b) Massey having sufficient funds at closing to (i) satisfy its obligations under the Merger Agreement, (ii) refinance the outstanding indebtedness of the Company, to the extent necessary and (iii) pay any and all of its fees and expenses in connection with the Merger and the financing thereof, (c) the absence of certain laws or orders prohibiting the consummation of the Merger, (d) performance in all material respects of each party of its obligations under the Merger Agreement, and (e) receipt of all applicable regulatory approvals or governmental consents.
     The Merger Agreement contains customary representations and warranties between the Company, Massey and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including covenants relating to (a) the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the Merger, (b) non-solicitation of competing acquisition proposals and (c) the efforts of the parties to cause the Merger to be completed.
     The Merger Agreement contains provisions addressing the circumstances under which the Company or Massey may terminate the Merger Agreement. The Company is required to pay Massey a termination fee of $2.75 million if it terminates the Merger Agreement on or before November 15, 2009, because the Company has received a superior acquisition proposal. If the Company terminates the Merger Agreement after November 15, 2009, because it has received a superior acquisition proposal, the amount of the termination fee is equal to $2.75 million plus the actual cost of lender’s fees paid by Massey to extend the termination date of the financing letters beyond November 15, 2009, or to close on such financing, up to a maximum of $3.5 million. We are required to pay this termination fee within six months after the date of the termination of the Merger Agreement. Massey will pay us a termination fee of $4 million if (i) the Company terminates the Merger Agreement because the Merger has not closed on or before February 25, 2010, due to the failure of Massey to satisfy any of its obligations under the Merger Agreement, or (ii) Massey has breached its covenants and obligations under the Merger Agreement, and these matters can not be cured, if curable, with 30 days notice, provided that in both situations the Company can not be in breach of any of our obligations under the Merger Agreement.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its items. It is not intended to provide any other factual information about the Company, Merger Sub or Massey. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Massey and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Massey and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Massey or Merger Sub.
Additional Information and Where to Find It.
     In connection with the Merger, the Company intends to file proxy materials and other relevant documents with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement (and any other relevant documents filed) with the SEC when they become available, because they will contain important information about the Merger. The Company will mail the definitive proxy statement to the Company’s shareholders. In addition, shareholders may obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the

Company by directing a request to: 1350 E. Nerwport Center Drive, Suite 201, Deerfield Beach, Florida 33442, Chief Financial Officer (telephone: 561 208-7400).
Participants in the Solicitation.
     The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on January 28, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Item 8.01 Other Events.
     The Company issued a press release on September 29, 2009 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     2.1 Agreement and Plan of Merger, dated as of September 28, 2009, among Sunair Services Corporation, Massey Services, Inc. and Buyer Acquisition Company, Inc.*
     99.1 Press release of Sunair Services Corporation dated September 28, 2009*

*   Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: September 30, 2009	By:	/s/ Jack I. Ruff
Jack I. Ruff
Chief Executive Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger, dated as of September 28, 2009, among Sunair Services Corporation, Massey Services, Inc. and Buyer Acquisition Company, Inc

99.1	Press release of Sunair Services Corporation dated September 28, 2009